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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report with respect to the consolidated financial statements and schedule of Vanstar Corporation dated June 3, 1998 (except for Note 16, as to which the date is December 30, 1998) incorporated by reference the
Registration Statement (Form S-4 No. 333-            ) and the related
Prospectus of InaCom Corp. for the registration of 32,000,000 shares of its common stock.



                                    /s/ Ernst & Young LLP


Atlanta, Georgia
January 14, 1999